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                                                                     EXHIBIT 11

                       TELEPORT COMMUNICATIONS GROUP INC.
                      COMPUTATION OF LOSS PER COMMON SHARE
               THREE AND SIX MONTHS ENDED JUNE 30, 1996 AND 1995

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
                                               THREE MONTHS ENDED             SIX MONTHS ENDED
                                                    JUNE 30,                      JUNE 30,
                                                    --------                      --------
                                              1996           1995           1996           1995
                                         -------------  -------------  -------------  -------------

Net Loss                                  $(19,743,000)  $(11,705,000)  $(38,435,000)  $(23,245,000)
                                         =============  =============  =============  =============
Primary loss per common share:

Weighted average number of shares
 outstanding                                72,930,110     70,000,140     71,465,125     70,000,140
                                         =============  =============  =============  =============


Loss per share                            $      (0.27)  $      (0.17)  $      (0.54)  $      (0.33)
                                         =============  =============  =============  =============

Fully diluted loss per share:

Weighted average number of shares
 outstanding                                72,930,110     70,000,140     71,465,125     70,000,140
                                         =============  =============  =============  =============


Loss per share                            $      (0.27)  $      (0.17)  $      (0.54)  $      (0.33)
                                         =============  =============  =============  =============
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